UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2018

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2018, Precipio, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreements”) with three institutional investors (the “Holders”) pursuant to which the Company shall issue promissory notes, due January 1, 2021 (the “Notes”) in exchange (the “Exchange”) for amounts owed to the Holders pursuant to certain debt settlement agreements, dated October 31, 2017 (collectively, the “DSA”). The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

Under the Exchange Agreement, the Company shall exchange up to an aggregate principal amount of $2,701,127 of amounts due under the DSA for Notes. Pursuant to the terms of the Notes, the Company shall pay to the Holders the aggregate principal amount of the Notes in eighteen (18) equal installments beginning on August 1, 2019 and ending on January 1, 2021.

In accordance with the terms of the Notes, the Holder shall have the right, to convert at the then applicable Conversion Price any amount of the Notes up to $300,000 on any given Trading Day, with a maximum conversion amount up to $500,000 during a period of five (5) Trading Days. The Conversion Price shall be the lesser of (i) the average volume average weighted price for the five trading days prior to the date of conversion multiplied by 1.65 and (ii) $1.00.

At any time at which there is no Equity Conditions Failure and only once every ten Trading Days, the Company shall have the right, but not the obligation, to direct the Holders to convert up to 20% of the then outstanding principal amount of the Notes under specified conditions.

In the case of a Fundamental Transaction, the Notes provide for payment of additional consideration (upon a formula specified in the Notes) upon subsequent conversions of the Notes, and the Holders shall have the right to receive payment for the Notes in the same form or forms as offered to holders of the Company’s common stock.

The Company will be subject to certain restrictive covenants pursuant to the Notes, including limitations on (i) amending its certificate of incorporation and bylaws (ii) indebtedness, (iii) asset sales or leases, (iv) restricted payments and investments, (v) redemptions or repurchases of capital stock and (vi) transactions with affiliates, and the conversion price of the Notes shall be subject to certain customary adjustments in the event of stock splits, dividends, rights offerings or other pro rata distributions to holders of the Company’s common stock. The Notes contain customary events of default for convertible notes of this kind, and all defined used and not defined in this Form 8-K are used as defined in the Exchange Agreement and Notes.

The foregoing descriptions of the Exchange Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Exchange Agreement dated September 17, 2018.

10.2	Form of Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	s/Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: September 20, 2018